UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 31, 2005
Date of Report (Date of earliest event reported)

MONEYFLOW CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	98-0389183
(State or other jurisdiction of incorporation or
organization)	(I.R.S. Employer Identification No.)

Suite 302-850 West Hastings Street,
Vancouver, British Columbia, Canada	V6C 1E1
(Address of principal executive offices)	(Zip Code)

604-685-7552
Issuer's telephone number

North American General Resources Corp.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

The Company has committed certain default of its payment obligations under a previously announced Asset Acquisition Agreement (the "Agreement") dated October 25, 2004. As more particularly set forth in the Agreement the Company was obligated to make a series of payments totaling an amount of CAD$3,000,000.00 for working capital and certain debts owing by the corporate vendors under the Agreement to the President of the Company and a group of arm’s length debenture holders (collectively the “Debt Holders”).

Under the Agreement the Company advanced a total of US$1,418,326 (being an equivalent amount of CAD$1,741,431). On February 8th, 2005, the date of default, the remaining total outstanding balance owing by the Company of US$1,040,140 (being an equivalent amount of CAD$1,258,569).

In consequence the parties to the Agreement have agreed to terminate the Agreement, and they have further agreed to cancel and return to the Company’s treasury the previously announced issuance to Mr. Mah and certain others of 6,000,000 common shares issued and held in escrow subject to closing of the foregoing payment obligations of the Company under the Agreement.

The Company is currently negotiating new terms to the agreement and a remedy for the default. In addition, the Company has reverted back to its original year end of October 31st.

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

(i)	As of April 29, 2005, Morgan & Company, the former accountant, declined to stand for re- election after the completion of the current audit.

(ii)	Morgan & Company’s report on the financial statement for either of the past two years (except as outlined below) did not contain an adverse opinion or a disclaimer of opinion, was not qualified or modified as to uncertainty, audit scope, or accounting principles. In their auditor’s report for each of the past two years, Morgan & Co. expressed substantial doubt about our ability to continue as a going concern.

(iii)	The decision to change accountants was approved by the board of directors.

(iv)	During our two most recent fiscal years and any subsequent interim period preceding such declination there were no disagreements with Morgan & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreement(s), if not resolved to the satisfaction of Morgan & Company, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

(v)	The following kinds of events listed in paragraphs (a)(1)(v)(A) through (D) below, that occurred within our two most recent fiscal years and any subsequent interim period preceding Morgan & Company’s declination to stand for re-election, (i) did not result in any disagreements, (ii) did not result in any discussion by the board of directors, and (iii) did not result in our authorizing Morgan & Company to respond fully to the inquiries of the successor accountant concerning the subject matter of any disagreements.

	(A)	The accountant’s having advised the registrant that the internal controls necessary for the registrant to develop reliable financial statements do not exist;

	(B)	The accountant’s having advised the registrant that information has come to the accountant’s attention that has led it to no longer be able to rely on management’s representations, or that has made it unwilling to be associated with the financial statements prepared by management;

	(C)	(1) The accountant’s having advised the registrant of the need to expand significantly the scope of its audit, or that information has come to the accountant’s attention during the time period covered by Item 304(a)(1)(iv), that if further investigated may (i) materially impact the fairness or reliability of either: a previously issued audit report or the underlying financial statements; or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that may prevent it from rendering an unqualified audit report on those financial statements), or (ii) cause it to be unwilling to rely on management’s representations or be associated with the registrant’s financial statements, and (2) due to the accountant’s declination to stand for re-election, the accountant did not so expand the scope of its audit or conduct such further investigation; or

	(D)	(1) The accountant’s having advised the registrant that information has come to the accountant’s attention that it has concluded materially impacts the fairness or reliability of either (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to the accountant’s satisfaction, would prevent it from rendering an unqualified audit report on those financial statements), and (2) due to the accountant’s declination to stand for re-election, the issue has not been resolved to the accountant’s satisfaction prior to its.

(2) Shelley International, the new independent accountant, has been engaged as the principal accountant to audit the registrant’s financial statements. The date of such engagement is May 12th, 2005. We (or someone on our behalf) have not consulted with Shelley International during our two most recent fiscal years, and any subsequent interim period prior to engaging Shelley International, regarding

(i)

the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the registrant’s financial statements, and either a written report was provided to the registrant or oral advice was provided that the new accountant concluded was an important factor considered by the registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or

(ii)	any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) and the related instructions to this item) or a reportable event (as described in paragraph 304(a)(1)(v)).

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Wayne Mah has resigned as the President and Director of the Company. John Briner has been appointed President of the Company in his stead.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

The Company has reverted its year end to October 31st.

ITEM 9.02 EXHIBITS

99.1           Letter dated May 30, 2005 from Morgan & Co. to the Securities and Exchange Commission regarding MoneyFlow Capital Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONEYFLOW CAPITAL CORPORATION

Date: May 31, 2005	By: /s/ John Briner
President